CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 8 to the Pioneer Protected Principal Plus Fund of Pioneer Protected Principal Trust's Registration Statement on Form N-1A, of our report dated March 31, 2008 relating to the financial statements of Main Place Funding, LLC, which appears in Main Place Funding, LLC's Annual Report on Form 10-K for the year ended
December 31, 2007.


/s/ PricewaterhouseCoopers LLP


Charlotte, North Carolina
April 29, 2008



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 8 to the Pioneer Protected Principal Plus Fund of Pioneer Protected Principal Trust's Registration Statement on Form N-1A of our report dated February 20, 2008, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Bank of America Corporation's Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP



Charlotte,North Carolina
April 29, 2008